UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ARS Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

    P.O. BOX 8016, CARY, NC 27512-9903

ARS Pharmaceuticals, Inc.

Important Notice Regarding the Availability

of Proxy Materials

Stockholders Meeting to be held on

June 27, 2023

For Stockholders of record as of April 28, 2023

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/SPRY

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view the Notice, Proxy Statement and Annual Report online and VOTE go to www.proxydocs.com/SPRY
Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before June 16, 2023.

To order paper materials, use one of the following methods.

INTERNET	TELEPHONE	* E-MAIL
www.investorelections.com/SPRY	(866) 648-8133	paper@investorelections.com

When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.

* If requesting materials by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting materials.

ARS Pharmaceuticals, Inc.

Meeting Type: Annual Meeting of Stockholders
Date:	Tuesday, June 27, 2023
Time:	9:00 AM, Pacific Time
Place:	Annual Meeting to be held live via Internet - please visit
www.proxydocs.com/SPRY for more details.

You must register to attend the meeting online and/or participate at www.proxydocs.com/SPRY

SEE REVERSE FOR FULL AGENDA

ARS Pharmaceuticals, Inc.

Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

             FOR ON PROPOSALS 1 AND 2

PROPOSAL

1.	To elect the three nominees for Class III director named in the proxy statement to serve for three-year terms until the 2026 Annual Meeting of Stockholders.

1.01 Saqib Islam, J.D.

1.02 Phillip Schneider

1.03 Laura Shawver, Ph.D.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.